Exhibit 99.1
GoHealth Reports Fourth Quarter and Fiscal 2020 Results Expects Continued Strong Growth in 2021
CHICAGO, March 8, 2021 — GoHealth, Inc. (Nasdaq: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, announced financial results for the three and twelve months ended December 31, 2020.

Fourth quarter 2020 net revenue of $445.9 million increased 55% compared to the prior year period, and fiscal year 2020 net revenue of $877.4 million increased 63% compared to the prior year period

Fourth quarter 2020 Medicare Advantage (MA) Submitted Policies of 330,604 increased 58% compared to the prior year period, and fiscal year 2020 MA Submitted Policies of 644,669 increased 81% compared to the prior year period

Fourth quarter 2020 LTV per carrier Approved MA Submission of $1,073 increased 5% compared to the prior year period, and fiscal year 2020 LTV per carrier Approved MA Submission of $995 increased 3% compared to the prior year period

Fourth quarter 2020 net income of $133.1 million and fiscal year 2020 net loss of $97.2 million (including $209.3 million of accelerated vesting of certain equity awards in connection with the IPO1)

Fourth quarter 2020 adjusted EBITDA[2] of $169.9 million increased 31% compared to the prior year period, and fiscal year 2020 adjusted EBITDA of $271.0 million increased 59% compared to the prior year period

The Company provided its full year 2021 outlook, and expects total net revenue of $1,150 - $1,300 million (+31% to +48%) powered by commission revenue of $950 - $1,100 million (+42% to +64%). The company also expects adjusted EBITDA of $345 - $385 million (+27% to +42%)

Clint Jones, co-founder and CEO said, “GoHealth’s fourth quarter revenue growth of 55% was driven by 75% revenue growth in our Internal Medicare segment, including LTV expansion of 5%. These excellent top-line results reflect the great work of our agent force and a continuation of the strong full year trends where we grew revenue 63%, powered by a doubling of Internal Medicare revenue and leading to top-tier adjusted EBITDA margins of 31%. We continue to see strong consumer demand for our services, particularly around education, transparency and choice when evaluating their Medicare options.”
Jones continued, “We are the largest and most profitable DTC Medicare enroller with 730,000 submissions in 2020, and with 75 million potential customers, we have a long runway for growth. Our tech-enabled telesales agents are able to help consumers shop for the right plan to fit their unique needs, and do so from the safety and comfort of their homes. Given the abundant opportunities in a fast-growing Medicare market, we are accelerating investments in our leadership position in 2021, including hiring more agents earlier in the year, and providing them with enhanced training and technology tools to deliver high-quality submissions with greater efficiency. We believe that these investments in our platform will help drive over 50% commissionable revenue growth in 2021, and position us for sustained growth in 2022 and beyond.”

2020 Highlights
•Total company revenue grew 63% to $877.4 million
◦Total Medicare Submitted Policies3 grew 71% during 2020 to 729,912
•Medicare—Internal revenue increased 110% to $667.3 million
◦Medicare—Internal segment profit increased 79% to $296.9 million, with a 44% margin
•Adjusted EBITDA grew 59% to $271.0 million, resulting in full-year adjusted EBITDA margins of 31%
•LTV per carrier Approved MA Submission increased 3% to $995 during 2020
•Grew commissions receivable balance by $427.5 million (+112%) in 2020 to $810.4 million

Fourth Quarter AEP Highlights
•Total company revenue grew 55% to $445.9 million
◦Total Medicare Submitted Policies grew 48% during the fourth quarter to 374,359
•Medicare—Internal revenue increased 75% to $351.1 million
◦Medicare—Internal segment profit increased 40% to $172.9 million, with a 49% margin
•Adjusted EBITDA grew 31% to $169.9 million, resulting in adjusted EBITDA margins of 38% as the company invested in internal lead generation and agent initiatives to drive persistency improvements
◦LTV per carrier Approved MA Submission increased 5% to $1,073 during the fourth quarter

2021 Financial Outlook
The trajectory of the US economy remains challenging to predict, particularly given the continued uncertainty associated with the pace of recovery from the COVID-19 pandemic. During this time, demand for healthcare has demonstrated great resilience, and we believe that the COVID-19 pandemic has created favorable, long-term industry dynamics for technology-driven, direct-to-consumer models such as GoHealth’s insurance marketplace.
The Company has provided its financial outlook for the fiscal year ending December 31, 2021 based on current market conditions and expectations:
•Full-year 2021 net revenue of $1,150 - $1,300 million, representing year-over-year growth of 31% - 48%
◦Full-year 2021 commission revenue of $950 - $1,100 million, representing year-over-year growth of 42% - 64%, fueled by the Company’s continued investment in its Medicare business
•Full-year 2021 adjusted EBITDA of $345 - $385 million, representing year-over-year growth of 27% - 42%

Conference Call Details
The Company will host a conference call today, Monday, March 8, 2021 at 5:00 p.m. (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investors.gohealth.com. The conference call can also be accessed by dialing 1-833-519-1310 for U.S. participants, or 1-914-800-3876 for international participants, and referencing participant code 6590925. A replay of the call will be available for 30 days via webcast for on-demand listening shortly after the completion of the call, at the same web link.
About GoHealth, Inc.:
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is right for them. Since its inception, GoHealth has enrolled millions of people in Medicare and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
Jay Koval, VP of Investor Relations
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Represents non-cash, share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO for the twelve months ended December 31, 2020.
(2)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please refer to the appendix.
(3)Total Medicare Advantage Submitted Policies includes Commissionable and non-Commissionable Policies.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding the Company’s future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected financial performance and operational performance for the fiscal year 2021 and first quarter of 2021, including with respect to revenue and Adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following: the Company’s ability to comply with the numerous, complex and frequently changing laws regulating the marketing and sale of Medicare plans; the potential for an adverse change in the Company’s relationships with carriers, including a loss of a carrier relationships; failure to grow the Company’s customer base or retain its existing customers; carriers’ ability to reduce commissions paid to the Company and adversely change their underwriting practices; significant consolidation in the healthcare industry which could adversely alter the Company’s relationships with carriers; information technology systems failures or capacity constraints interrupting the Company’s operations; factors that adversely impact the Company’s estimate of LTV; the Company’s dependence on agents to sell insurance plans; changes in the health insurance system and laws and regulation governing health insurance markets; the inability to effectively advertise the Company’s products; and our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2020 and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time-to-time, and it is not possible for us to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense, or EBITDA; Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.
Adjusted EBITDA represents EBITDA as further adjusted for share-based compensation, expense related to the accelerated vesting of certain equity awards, change in fair value of contingent consideration liability, Centerbridge Acquisition costs, severance costs and one time indirect costs in connection with our IPO. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.
We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.
Management has provided its outlook regarding adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
“LTV/CAC” refers to the Lifetime Value of Commissions per Consumer Acquisition Cost, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, or LTV, divided by (ii) the cost to convert a prospect into a customer less other non-commission carrier revenue for such period, or CAC. CAC is comprised of cost of revenue, marketing and advertising expenses and customer care and enrollment expenses less other revenue and is presented on a per commissionable Approved Submission basis. “Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period. “LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, divided by (ii) the number of commissionable Approved Submissions for such period.
Combined Results
On September 13, 2019, Centerbridge Capital Partners III, L.P., indirectly through a subsidiary of GoHealth Holdings, LLC, (formerly known as Blizzard Parent, LLC), an entity formed in contemplation of the acquisition, acquired a 100% interest in Norvax, LLC. We refer to this transaction as the “Centerbridge Acquisition.” As a result of the Centerbridge Acquisition, the Company’s financial results for the year ended December 31, 2019 are presented for two periods, the Predecessor 2019 Period and Successor 2019 Period, which relate to the period preceding the acquisition on September 13, 2019 and the period succeeding the acquisition, respectively. The Company’s financial results for the period from January 1, 2019 through September 12, 2019 are referred to as those of the “Predecessor 2019 Period”. The Company’s financial results for the period from September 13, 2019 through December 31, 2019 are referred to as those of the “Successor 2019 Period”. The Company’s results of operations as reported in our Consolidated Financial Statements for these periods are prepared in accordance with GAAP. Although GAAP requires that we report on the Company’s results for the period from January 1, 2019 through September 12, 2019 and the period from September 13, 2019 through December 31, 2019 separately, management views the Company’s operating results for the year ended December 31, 2019 by combining the results of the applicable Predecessor 2019 Period and Successor 2019 Period because such presentation provides the most meaningful comparison to its results for the year ended December 31, 2020.
The Company cannot adequately benchmark the operating results of the period from September 13, 2019 through December 31, 2019 against any of the current periods reported in its Consolidated Financial Statements without combining it with the period from January 1, 2019 through September 12, 2019 and does not believe that reviewing the results of this period in isolation would be useful in identifying trends in or reaching conclusions regarding the Company’s overall operating performance. Management believes that the key performance metrics such as revenue, net (loss) income and Adjusted EBITDA for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, in addition to presenting the Company’s results of operations as reported in our Consolidated Financial Statements in accordance with GAAP, the tables and discussion throughout this press release also present the combined results for the year ended December 31, 2019.
The combined results for the year ended December 31, 2019, which we refer to herein as the results for the “year ended December 31, 2019” represent the sum of the reported amounts for the Predecessor 2019 Period from January 1, 2019 through September 12, 2019 and the Successor 2019 Period from September 13, 2019 through December 31, 2019. The combined results do not reflect the actual results the Company would have achieved had the Centerbridge Acquisition occurred on January 1, 2019 and may not be indicative of future results. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared on a pro forma basis, which would reflect pro forma adjustments including, but not limited to: amortization expense for intangible assets, share-based compensation expense related to the Centerbridge Acquisition and the IPO, and transaction-related costs related to the Centerbridge Acquisition and the IPO.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

(in thousands, except percentages and per share amounts)	Successor
	Three months ended Dec. 31, 2020		Three months ended Dec. 31, 2019
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$360,634	80.9%	$229,624	79.5%	$131,010	57.1%
Enterprise	85,289	19.1%	59,077	20.5%	26,212	44.4%
Net revenues	445,923	100.0%	288,701	100.0%	157,222	54.5%
Operating expenses:
Cost of revenue	94,682	21.2%	85,648	29.7%	9,034	10.5%
Marketing and advertising	96,309	21.6%	17,671	6.1%	78,638	445.0%
Customer care and enrollment	60,229	13.5%	39,731	13.8%	20,498	51.6%
Technology	9,530	2.1%	5,488	1.9%	4,042	73.7%
General and administrative	19,828	4.4%	11,388	3.9%	8,440	74.1%
Change in fair value of contingent consideration liability	—	—%	70,700	24.5%	(70,700)	(100.0)%
Amortization of intangible assets	23,514	5.3%	23,514	8.1%	—	—%
Total operating expenses	304,092	68.2%	254,140	88.0%	49,952	19.7%
Income from operations	141,831	31.8%	34,561	12.0%	107,270	310.4%
Interest expense	8,591	1.9%	6,787	2.4%	1,804	26.6%
Other (income) expense	135	—%	(8)	—%	143	N/M
Income (loss) before income taxes	133,105	29.8%	27,782	9.6%	105,323	379.1%
Income tax expense (benefit)	5	—%	82	—%	(77)	(93.9)%
Net income (loss)	$133,100	29.8%	$27,700	9.6%	$105,400	380.5%
Net income (loss) attributable to noncontrolling interests	97,143	21.8%
Net income (loss) attributable to GoHealth, Inc.	$35,957	8.1%
Net income (loss) per share:
Net income (loss) per share of common stock — basic	$0.43
Net income (loss) per share of common stock — diluted (1)	$0.41
Weighted-average shares of common stock outstanding — basic	84,194
Weighted-average shares of common stock outstanding — diluted	321,191
Non-GAAP financial measures:
EBITDA	$166,806		$58,512
Adjusted EBITDA	$169,889		$129,782
Adjusted EBITDA margin	38.1%		45.0%
_________________________
NM = Not meaningful
(1)Net income per share of common stock - diluted of $0.41 is calculated by dividing net income of $133.1 million, which considers the reallocation of earnings after the assumed conversion of Class B Common Stock for Class A Common Stock, by the weighted-average shares of common stock outstanding - diluted of 321,191.

(in thousands, except percentages and per share amounts)	Successor			Predecessor	Non-GAAP Combined
	Twelve months ended Dec. 31, 2020		Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019	Twelve months ended Dec. 31, 2019
	Dollars	% of Net Revenues	Dollars	Dollars	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$671,140	76.5%	$243,347	$175,834	$419,181	77.7%	$251,959	60.1%
Enterprise	206,210	23.5%	65,144	55,176	120,320	22.3%	85,890	71.4%
Net revenues	877,350	100.0%	308,491	231,010	539,501	100.0%	337,849	62.6%
Operating expenses:
Cost of revenue	199,202	22.7%	90,384	79,169	169,553	31.4%	29,649	17.5%
Marketing and advertising	206,864	23.6%	24,811	37,769	62,580	11.6%	144,284	230.6%
Customer care and enrollment	165,497	18.9%	44,356	49,149	93,505	17.3%	71,992	77.0%
Technology	59,348	6.8%	6,006	40,312	46,318	8.6%	13,030	28.1%
General and administrative	197,229	22.5%	13,674	79,219	92,893	17.2%	104,336	112.3%
Change in fair value of contingent consideration liability	19,700	2.2%	70,700	—	70,700	13.1%	(51,000)	(72.1)%
Amortization of intangible assets	94,056	10.7%	28,217	—	28,217	5.2%	65,839	233.3%
Acquisition related transaction costs	—	—%	6,245	2,267	8,512	1.6%	(8,512)	(100.0)%
Total operating expenses	941,896	107.4%	284,393	287,885	572,278	106.1%	369,618	64.6%
Income (loss) from operations	(64,546)	(7.4)%	24,098	(56,875)	(32,777)	(6.1)%	(31,769)	96.9%
Interest expense	32,969	3.8%	8,076	140	8,216	1.5%	24,753	301.3%
Other (income) expense	(358)	—%	(17)	114	97	—%	(455)	N/M
Income (loss) before income taxes	(97,157)	(11.1)%	16,039	(57,129)	(41,090)	(7.6)%	(56,067)	136.4%
Income tax expense (benefit)	43	—%	44	(66)	(22)	—%	65	(295.5)%
Net income (loss)	$(97,200)	(11.1)%	$15,995	$(57,063)	$(41,068)	(7.6)%	$(56,132)	136.7%
Net loss attributable to noncontrolling interests	(52,933)	(6.0)%
Net loss attributable to GoHealth, Inc.	$(44,267)	(5.0)%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(0.22)
Weighted-average shares of common stock outstanding — basic and diluted	84,189
Non-GAAP financial measures:
EBITDA	$34,364		$52,853	$(52,742)	$111
Adjusted EBITDA	$271,029		$130,465	$39,973	$170,438
Adjusted EBITDA margin	30.9%		42.3%	17.3%	31.6%
_________________________
NM = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

(in thousands)	Successor
	Three months ended Dec. 31, 2020	Three months ended Dec. 31, 2019
Net revenues	$445,923	$288,701
Net income	133,100	27,700
Interest expense	8,591	6,787
Income tax expense	5	82
Depreciation and amortization expense	25,110	23,943
EBITDA	166,806	58,512
Share-based compensation expense (1)	3,083	448
Change in fair value of contingent consideration liability (2)	—	70,700
Severance costs (3)	—	122
Adjusted EBITDA	$169,889	$129,782
Adjusted EBITDA margin	38.1%	45.0%
_________________________
(1)Represents non-cash, share-based compensation expense relating to stock options, restricted stock units and time-vesting units.
(2)Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(3)Represents costs associated with the termination of employment.

(in thousands)	Successor		Predecessor	Non-GAAP Combined
	Twelve months ended Dec. 31, 2020	Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019	Twelve months ended Dec. 31, 2019
Net revenues	$877,350	$308,491	$231,010	$539,501
Net income (loss)	(97,200)	15,995	(57,063)	(41,068)
Interest expense	32,969	8,076	140	8,216
Income tax expense (benefit)	43	44	(66)	(22)
Depreciation and amortization expense	98,552	28,738	4,247	32,985
EBITDA	34,364	52,853	(52,742)	111
Share-based compensation expense (1)	6,929	448	—	448
Accelerated vesting of certain equity awards (2)	209,300	—	87,060	87,060
Change in fair value of contingent consideration liability (3)	19,700	70,700	—	70,700
Centerbridge Acquisition costs (4)	—	6,245	4,908	11,153
IPO transactions costs (5)	659	—	—	—
Severance costs (6)	77	219	747	966
Adjusted EBITDA	$271,029	$130,465	$39,973	$170,438
Adjusted EBITDA margin	30.9%	42.3%	17.3%	31.6%
_________________________
(1)Represents non-cash share-based compensation expense relating to stock options, restricted stock units and time-vesting units.
(2)Represents non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO for the twelve months ended December 31, 2020 and the accelerated vesting of profit interests and incentive share units in connection with the Centerbridge Acquisition for the period from January 1, 2019 through September 12, 2019.
(3)Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(4)Represents legal, accounting, consulting, and other costs related to the Centerbridge Acquisition.
(5)Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.
(6)Represents costs associated with the termination of employment.

The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

(in thousands)	Successor		Predecessor
	Twelve months ended Dec. 31, 2020	Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019
Marketing and advertising	$24,890	$53	$1,674
Customer care and enrollment	12,599	20	—
Technology	33,085	66	27,059
General and administrative	145,655	309	58,327
Total share-based compensation expense	$216,229	$448	$87,060

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Successor
	Dec. 31, 2020	Dec. 31, 2019
Assets
Current assets:
Cash and cash equivalents	$144,234	$12,276
Accounts receivable, net of allowance for doubtful accounts of $1,045 in 2020 and $904 in 2019	26,871	24,461
Receivable from NVX Holdings, Inc.	3,395	—
Commissions receivable - current	188,128	101,078
Prepaid expense and other current assets	29,194	5,954
Total current assets	391,822	143,769
Commissions receivable - non-current	622,270	281,853
Other long-term assets	2,072	998
Property, equipment, and capitalized software, net	17,353	6,339
Intangible assets, net	688,726	782,783
Goodwill	386,553	386,553
Total assets	$2,108,796	$1,602,295
Liabilities and Stockholders’ / Members’ Equity
Current liabilities:
Accounts payable	$8,733	$13,582
Accrued liabilities	26,926	22,568
Commissions payable - current	78,478	56,003
Deferred revenue	736	15,218
Current portion of long-term debt	4,170	3,000
Other current liabilities	8,328	2,694
Total current liabilities	127,371	113,065
Non-current liabilities:
Commissions payable - non-current	182,596	97,489
Capital lease obligations, less current portion	396,400	288,233
Contingent consideration	—	242,700
Other non-current liabilities	3,274	664
Total non-current liabilities	582,270	629,086
Stockholders’ / members’ equity:
Members’ interest	—	860,161
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 84,196 shares issued and outstanding at December 31, 2020	8	—
Class B common stock – $0.0001 par value; 619,004 shares authorized; 236,997 shares issued and outstanding at December 31, 2020	24	—
Preferred stock – $0.0001 par value; 20,000 shares authorized; no shares issued and outstanding at December 31, 2020	—	—
Additional paid-in capital	397,504	—
Accumulated other comprehensive income (loss)	17	(17)
Accumulated deficit	(18,802)	—
Total stockholders’ equity attributable to GoHealth, Inc. / members’ equity	378,751	860,144
Non-controlling interests	1,020,404	—
Total stockholders’ / members’ equity	1,399,155	860,144
Total liabilities and stockholders’ / members’ equity	$2,108,796	$1,602,295

The following table sets forth our statements of cash flows for the periods indicated (unaudited):

(in thousands)	Successor		Predecessor
	Twelve months ended Dec. 31, 2020	Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019
Operating Activities
Net income (loss)	$(97,200)	$15,995	$(57,063)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	216,229	448	87,060
Depreciation and amortization	4,496	521	4,247
Amortization of intangible assets	94,056	28,217	—
Amortization of debt discount and issuance costs	2,430	472	—
Change in fair value of contingent consideration	19,700	70,700	—
Other non-cash items	(1,691)	417	150
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,647)	(15,113)	(108)
Commissions receivable	(427,467)	(203,956)	(63,448)
Prepaid expenses and other assets	(24,021)	(2,316)	1,325
Accounts payable	(5,340)	5,031	(1,981)
Accrued liabilities	4,358	31	17,860
Deferred revenue	(14,482)	11,935	1,926
Commissions payable	107,583	80,828	19,228
Other liabilities	8,779	(2,494)	85
Net cash provided by (used in) operating activities	(114,217)	(9,284)	9,281
Investing Activities
Acquisition of business, net of cash	—	(807,591)	—
Purchases of property, equipment and software	(14,523)	(2,419)	(5,597)
Net cash used in investing activities	(14,523)	(810,010)	(5,597)
Financing Activities
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	852,407	—	—
Payment of partial consideration of the Blocker Merger	(96,165)	—	—
Purchase of LLC Interests	(508,320)	—	—
Settlement of Senior Preferred Earnout Units	(100,000)	—	—
Issuance of preferred units	—	541,263	—
Proceeds received upon issuance of common units	10,000	—	—
Partner distributions	(400)	—	—
Borrowings under term loans	117,000	300,000	—
Principal payments under term loans	(3,878)	(750)	—
Borrowings under revolving credit facilities	—	—	56,534
Payments under revolving credit facilities	—	—	(59,915)
Debt issuance cost payments	(6,293)	(9,283)	—
Principal payments under capital lease obligations	(293)	(351)	(68)
Advancement to NVX Holdings, Inc.	(3,395)	—	—
Net cash provided by (used in) financing activities	260,663	830,879	(3,449)
Effect of exchange rate changes on cash	35	(17)	(32)
Increase in cash and cash equivalents	131,958	11,568	203
Cash and cash equivalents at beginning of period	12,276	708	505
Cash and cash equivalents at end of period	$144,234	$12,276	$708

The following tables set forth operating segment results for the periods indicated (unaudited):

(in thousands, except percentages)	Successor
	Three months ended Dec. 31, 2020		Three months ended Dec. 31, 2019
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$351,082	78.7%	$201,115	69.7%	$149,967	74.6%
Medicare - External	78,355	17.6%	55,286	19.1%	23,069	41.7%
IFP and Other - Internal	10,473	2.3%	20,086	7.0%	(9,613)	(47.9)%
IFP and Other - External	6,013	1.3%	12,214	4.2%	(6,201)	(50.8)%
Net revenues	445,923	100.0%	288,701	100.0%	157,222	54.5%
Segment profit:
Medicare - Internal	172,920	38.8%	123,711	42.9%	49,209	39.8%
Medicare - External	5,051	1.1%	9,849	3.4%	(4,798)	(48.7)%
IFP and Other - Internal	4,087	0.9%	4,095	1.4%	(8)	(0.2)%
IFP and Other - External	1,121	0.3%	89	—%	1,032	N/M
Segment profit	183,179	41.1%	137,744	47.7%	45,435	33.0%
Corporate expense	17,834	4.0%	8,969	3.1%	8,865	98.8%
Change in fair value of contingent consideration liability	—	—%	70,700	24.5%	(70,700)	(100.0)%
Amortization of intangible assets	23,514	5.3%	23,514	8.1%	—	—%
Interest expense	8,591	1.9%	6,787	2.4%	1,804	26.6%
Other (income) expense	135	—%	(8)	—%	143	N/M
Income before income taxes	$133,105	29.8%	$27,782	9.6%	$105,323	379.1%
_________________________
NM = Not meaningful

(in thousands, except percentages)	Successor			Predecessor	Non-GAAP Combined
	Twelve months ended Dec. 31, 2020		Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019	Twelve months ended Dec. 31, 2019
	Dollars	% of Net Revenues	Dollars	Dollars	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$667,293	76.1%	$215,322	$102,196	$317,518	58.9%	$349,775	110.2%
Medicare - External	155,660	17.7%	59,152	55,981	115,133	21.3%	40,527	35.2%
IFP and Other - Internal	32,271	3.7%	20,850	37,909	58,759	10.9%	(26,488)	(45.1)%
IFP and Other - External	22,126	2.5%	13,167	34,924	48,091	8.9%	(25,965)	(54.0)%
Net revenues	877,350	100.0%	308,491	231,010	539,501	100.0%	337,849	62.6%
Segment profit:
Medicare - Internal	296,865	33.8%	126,210	40,024	166,234	30.8%	130,631	78.6%
Medicare - External	5,944	0.7%	10,584	4,893	15,477	2.9%	(9,533)	(61.6)%
IFP and Other - Internal	4,269	0.5%	1,650	2,195	3,845	0.7%	424	11.0%
IFP and Other - External	1,910	0.2%	584	1,748	2,332	0.4%	(422)	(18.1)%
Segment profit	308,988	35.2%	139,027	48,860	187,887	34.8%	121,101	64.5%
Corporate expense	259,778	29.6%	9,767	103,469	113,236	21.0%	146,542	129.4%
Change in fair value of contingent consideration liability	19,700	2.2%	70,700	—	70,700	13.1%	(51,000)	(72.1)%
Amortization of intangible assets	94,056	10.7%	28,217	—	28,217	5.2%	65,839	233.3%
Transaction costs	—	—%	6,245	2,267	8,512	1.6%	(8,512)	(100.0)%
Interest expense	32,969	3.8%	8,076	140	8,216	1.5%	24,753	301.3%
Other (income) expense	(358)	—%	(17)	114	97	—%	(455)	N/M
Income (loss) before income taxes	$(97,157)	(11.1)%	$16,039	$(57,129)	$(41,090)	(7.6)%	$(56,067)	136.4%
_________________________
NM = Not meaningful

The following table presents the number of Submitted Policies by product for the Medicare segments for the three and twelve months ended December 31, 2020 and 2019, for those submissions that are commissionable (compensated through commissions received from carriers):

	Successor		Successor		Predecessor	Combined
	Three months ended Dec. 31, 2020	Three months ended Dec. 31, 2019	Twelve months ended Dec. 31, 2020	Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019	Twelve months ended Dec. 31, 2019
Medicare Advantage	330,604	208,991	644,669	222,599	134,173	356,772
Medicare Supplement	2,955	6,681	9,119	7,444	11,205	18,649
Prescription Drug Plans	10,293	13,386	16,762	13,838	7,675	21,513
Total Medicare - Commissionable Submitted Policies	343,852	229,058	670,550	243,881	153,053	396,934
The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for the three and twelve months ended December 31, 2020 and 2019. Only commissionable policies are used to calculate our LTV.
Medicare - Internal

	Successor		Successor		Predecessor	Combined
	Three months ended Dec. 31, 2020	Three months ended Dec. 31, 2019	Twelve months ended Dec. 31, 2020	Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019	Twelve months ended Dec. 31, 2019
Medicare Advantage	250,251	151,029	478,863	159,969	86,544	246,513
Medicare Supplement	1,514	1,653	3,116	1,852	3,198	5,050
Prescription Drug Plans	8,263	8,630	13,582	8,943	5,078	14,021
Total Medicare - Internal Commissionable Approved Submissions	260,028	161,312	495,561	170,764	94,820	265,584
Medicare - External

	Successor		Successor		Predecessor	Combined
	Three months ended Dec. 31, 2020	Three months ended Dec. 31, 2019	Twelve months ended Dec. 31, 2020	Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019	Twelve months ended Dec. 31, 2019
Medicare Advantage	77,669	50,411	158,325	53,852	48,341	102,193
Medicare Supplement	1,219	3,460	5,254	3,926	7,065	10,991
Prescription Drug Plans	1,798	4,756	3,036	4,895	2,597	7,492
Total Medicare - External Commissionable Approved Submissions	80,686	58,627	166,615	62,673	58,003	120,676
The following table presents the LTV per Approved Submission by product for the Medicare segments for the three and twelve months ended December 31, 2020 and 2019:

	Successor		Successor		Predecessor	Non-GAAP Combined
	Three months ended Dec. 31, 2020	Three months ended Dec. 31, 2019	Twelve months ended Dec. 31, 2020	Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019	Twelve months ended Dec. 31, 2019
Medicare Advantage	$1,073	$1,019	$995	$1,018	$888	$968
Medicare Supplement	$683	$934	$849	$936	$911	$920
Prescription Drug Plans	$215	$213	$215	$213	$194	$206
The following table presents the number of Submitted Policies by product for the Medicare segments for the three and twelve months ended December 31, 2020 and 2019, for those submissions that are non-commissionable (compensated via hourly fees and enrollment fees) and do not result in commission revenue:

	Successor		Successor		Predecessor	Combined
	Three months ended Dec. 31, 2020	Three months ended Dec. 31, 2019	Twelve months ended Dec. 31, 2020	Period from Sep. 13, 2019 through Dec. 31, 2019	Period from Jan. 1, 2019 through Sep. 12, 2019	Twelve months ended Dec. 31, 2019
Medicare Advantage	23,993	16,770	44,799	17,775	4,240	22,015
Medicare Supplement	3,520	3,951	8,782	4,185	1,051	5,236
Prescription Drug Plans	2,994	2,886	5,781	3,041	471	3,512
Total Medicare - Non-commissionable Submitted Policies	30,507	23,607	59,362	25,001	5,762	30,763

The following table sets forth the components of our results of operations for each quarter of 2020 (unaudited):

(in thousands)	Successor
	Three months ended Mar. 31, 2020	Three months ended Jun. 30, 2020	Three months ended Sep. 30, 2020	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2020
Net revenues:
Commission	$112,510	$96,606	$101,390	$360,634	$671,140
Enterprise	28,500	30,451	61,970	85,289	206,210
Net revenues	141,010	127,057	163,360	445,923	877,350
Operating expenses:
Cost of revenue	42,134	36,559	25,827	94,682	199,202
Marketing and advertising	26,073	21,634	62,848	96,309	206,864
Customer care and enrollment	23,978	28,394	52,896	60,229	165,497
Technology	4,593	5,705	39,520	9,530	59,348
General and administrative	10,491	10,359	156,551	19,828	197,229
Change in fair value of contingent consideration liability	4,400	15,300	—	—	19,700
Amortization of intangible assets	23,514	23,514	23,514	23,514	94,056
Total operating expenses	135,183	141,465	361,156	304,092	941,896
Income (loss) from operations	5,827	(14,408)	(197,796)	141,831	(64,546)
Interest expense	6,756	8,986	8,636	8,591	32,969
Other (income) expense	10	(505)	2	135	(358)
Income (loss) before income taxes	(939)	(22,889)	(206,434)	133,105	(97,157)
Income tax expense (benefit)	(2)	(22)	62	5	43
Net income (loss)	$(937)	$(22,867)	$(206,496)	$133,100	$(97,200)
Net income (loss) attributable to noncontrolling interests	—	—	(150,076)	97,143	(52,933)
Net income (loss) attributable to GoHealth, Inc.	$(937)	$(22,867)	$(56,420)	$35,957	$(44,267)

The following table sets forth the share-based compensation expense embedded in the operating expense line items for each quarter of 2020 (unaudited):

(in thousands)	Successor
	Three months ended Mar. 31, 2020	Three months ended Jun. 30, 2020	Three months ended Sep. 30, 2020	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2020
Marketing and advertising	$57	$61	$24,709	$63	$24,890
Customer care and enrollment	24	32	11,993	550	12,599
Technology	73	83	32,748	181	33,085
General and administrative	325	421	142,620	2,289	145,655
Total share-based compensation	$479	$597	$212,070	$3,083	$216,229

The following table sets forth operating segment results for each quarter of 2020 (unaudited):

(in thousands)	Successor
	Three months ended Mar. 31, 2020	Three months ended Jun. 30, 2020	Three months ended Sep. 30, 2020	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2020
Net revenues:
Medicare - Internal	$95,287	$87,201	$133,723	$351,082	$667,293
Medicare - External	28,945	28,108	20,252	78,355	155,660
IFP and Other - Internal	8,632	7,019	6,147	10,473	32,271
IFP and Other - External	8,146	4,729	3,238	6,013	22,126
Net revenues	$141,010	$127,057	$163,360	$445,923	$877,350
Segment profit:
Medicare - Internal	$41,735	$32,746	$49,464	$172,920	$296,865
Medicare - External	(322)	495	720	5,051	5,944
IFP and Other - Internal	481	(54)	(245)	4,087	4,269
IFP and Other - External	512	130	147	1,121	1,910
Segment profit	$42,406	$33,317	$50,086	$183,179	$308,988

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for each quarter of 2020 (unaudited):

(in thousands)	Successor
	Three months ended Mar. 31, 2020	Three months ended Jun. 30, 2020	Three months ended Sep. 30, 2020	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2020
Net revenues	$141,010	$127,057	$163,360	$445,923	$877,350
Net income (loss)	(937)	(22,867)	(206,496)	133,100	(97,200)
Interest expense	6,756	8,986	8,636	8,591	32,969
Income tax expense (benefit)	(2)	(22)	62	5	43
Depreciation and amortization expense	24,147	24,518	24,777	25,110	98,552
EBITDA	29,964	10,615	(173,021)	166,806	34,364
Share-based compensation expense (1)	479	597	2,770	3,083	6,929
Accelerated vesting of certain equity awards (2)	—	—	209,300	—	209,300
Change in fair value of contingent consideration liability (3)	4,400	15,300	—	—	19,700
Other adjustments (4)	77	424	235	—	736
Adjusted EBITDA	$34,920	$26,936	$39,284	$169,889	$271,029
Adjusted EBITDA margin	24.8%	21.2%	24.0%	38.1%	30.9%
_________________________
(1)Represents non-cash share-based compensation expense relating to stock options, restricted stock units and time-vesting units.
(2)Represents non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO.
(3)Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(4)Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO and costs associated with the termination of employment.